Exhibit 10.5

[Compofelice]

NONSTATUTORY STOCK OPTION AGREEMENT

AGREEMENT made as of the 15th day of March, 2005, between TRICO MARINE SERVICES, INC., a Delaware corporation (the “Company”), and JOSEPH S. COMPOFELICE (“Director”), who is Chairman of the Board of Directors of the Company (the “Board”).

To carry out the purposes of the TRICO MARINE SERVICES, INC. 2004 STOCK INCENTIVE PLAN (the “Plan”), by affording Director the opportunity to purchase shares of the common stock of the Company, par value $.01 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Director the right and option (“Option”) to purchase all or any part of an aggregate of 200,000 shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. 200,000 shares of Stock subject to this Option are referred to herein as the “Time Shares,” and the portion of this Option covering the Time Shares is referred to herein as the “Time Option.” NONE shares of Stock subject to this Option are referred to herein as the “Performance Shares,” and the portion of this Option covering the Performance Shares is referred to herein as the “Performance Option.” In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $11.00 per share, which has been determined to be not less than the Fair Market Value of the Stock at the date of grant of this Option. For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option. Subject to the provisions of Paragraph 5, the Time Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, the Time Option shall not be exercisable for more than a percentage of the aggregate number of Time Shares offered by the Time Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Time Shares That May Be Purchased
Less than 1 year	33 1/3%
1 year	50%
2 years	66 2/3%
3 years	83 1/3%
4 or more years	100%

4. Exercise of Performance Option. (a) Subject to the provisions of Paragraph 5, the Performance Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but the Performance Option shall not be exercisable for more than a percentage of the aggregate number of Performance Shares offered by the Performance Option determined from the following schedule based on the NONE determined under Section 4(b):

NONE	Percentage of Performance Shares That May Be Purchased

(b) As soon as administratively feasible after the date upon which the Board determines that one of the following events has occurred: NONE, the Company shall provide notice to Optionee of such determination.

(c) The Performance Option shall not become exercisable for any Performance Shares as to which the applicable performance criteria are not met within the period or by the date prescribed for any reason, including without limitation pursuant to Paragraph 5 hereof.

5. Change in Control; Effect of Termination of Board Membership; General Terms of Exercise. Notwithstanding anything to the contrary in Paragraph 3 or Paragraph 4 (other than Paragraph 4(c), if Director has served continuously as a director of the Company from the date of grant hereof to the date upon which a Change in Control (as defined below) occurs, then this Option may be exercised in full from and after the date upon which the Change in Control occurs. Further, this Option may be exercised only while Director remains a director of the Company and will terminate and cease to be exercisable upon Director’s ceasing to serve as a director of the Company, except that:

(a) If Director ceases to serve as a director of the Company by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised in full by Director (or Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

(b) If Director dies while serving as a director of the Company, Director’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director’s death.

(c) If Director ceases to serve as a director of the Company other than by reason of (i) his removal from the Board for Cause (as defined below) by the shareholders of the Company or (ii) his voluntary resignation (which shall not include a resignation of Director (1) at the request, formal or informal, of the nominating or governance committees of the Board or a majority of the other members of the Board that Director either resign as a member of the Board or as Chairman of the Board for a reason other than for Cause or (2) following a reduction in the amount of Director’s monthly director fees), then this Option may be exercised in full by Director at any time during the period of one year following such termination, or by Director’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director’s death if Director dies during such one year period following termination. The Board may, in its sole discretion, advise Director in writing, prior to a voluntary resignation of Director as a director of the Company, that such resignation will be treated for purposes of this paragraph as a removal by the Board other than for Cause. “Cause” shall mean that Director (A) has willfully refused without proper legal reason to perform the services and responsibilities required of him as a director of the Company, (B) has materially breached any material corporate policy maintained and established by the Company that is of general applicability to the members of the Board, (C) has willfully engaged in conduct that he knows or should know is materially injurious to the Company or any of its affiliates, or (D) has been convicted of a crime involving moral turpitude or any felony or has engaged in any act of serious dishonesty which adversely affects, or reasonably could in the future adversely affect, the value, reliability, or performance of Director in a material manner; provided, however, that a determination that Director was removed for Cause must be approved by at least a majority of a quorum (as defined in the Company’s By-laws) of the other members of the Board after Director has been given written notice by the Board of the specific reason for such determination and an opportunity for Director, together with his counsel, to be heard before the Board.

(d) If Director ceases to serve as a director of the Company for any reason other than as described in (a), (b) or (c) above, then this Option may be exercised by Director at any time during the period of three months following such removal or resignation, or by Director’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director’s death if Director dies during such three month period, but in each case only as to the number of shares Director was entitled to purchase hereunder as of the date Director ceases to serve as a director of the Company.

This Option shall not be exercisable in any event after the expiration of seven years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Director for such minimum period of time as may be established from time to time by the Committee), (c) if the Stock is readily tradable on a national securities market, through a “broker-assisted cashless exercise” in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

For purposes of this Agreement, a Change in Control shall mean (a) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (i) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (ii) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (b) the dissolution or liquidation of the Company, (c) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of, (i) if the Company has not engaged in a merger or consolidation, the Company, or (ii) if the Company has engaged in a merger or consolidation, the resulting entity, or (d) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board. For purposes of the preceding sentence, (1) ”resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity. Notwithstanding anything to the contrary, a Change in Control shall not include the contemplated reorganization of the Company that will occur on or about March 15, 2005.

6. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Director for federal, state or local tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this Option shall be effective until Director (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

7. Status of Stock. The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

8. Surrender of Option. At any time and from time to time prior to the termination of this Option, Director may surrender all or a portion of this Option to the Company for no consideration by providing written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time). Such notice shall specify the number of shares with respect to which this Option is being surrendered and, if this Option is being surrendered with respect to less than all of the shares then subject to this Option, then such notice shall also specify the date upon which, or the circumstances under which, this Option became (or would become) exercisable in accordance with Paragraph 3 or Paragraph 4 with respect to the shares being surrendered.

9. Additional Agreement. Promptly following the later of the date of grant of this Option and the publication by the Internal Revenue Service of regulations (whether final, proposed or temporary) or other formal guidance regarding section 409A of the Code, the Company and Director shall determine whether or not this Agreement provides for a deferral of compensation subject to section 409A of the Code. If the Company and Director determine that this Agreement does provide for such a deferral, then Director and the Committee shall work together so that this Agreement may be amended by no later than December 31, 2005, in a manner that is mutually agreeable to Director and the Committee and which will cause this Agreement to not provide for a deferral of compensation subject to section 409A of the Code, which amendment may include, without limitation, a change in the purchase price set forth in Paragraph 2 above.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

11. Entire Agreement. Unless otherwise specifically provide herein, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

TRICO MARINE SERVICES, INC.

By:	/s/ Thomas E. Fairley
Name:	Thomas E. Fairley
Title:	President and Chief Executive Officer

By:	/s/ Joseph S. Compofelice
Name:	JOSEPH S. COMPOFELICE